Exhibit 10.23

AMENDMENT TO PATENT AND TECHNOLOGY LICENSE AND PURCHASE OPTION AGREEMENT

THIS AGREEMENT (the “Amended Agreement”), dated March 26, 2019, amends the Patent and Technology License and Purchase Option Agreement (the “License Agreement”) entered into on October 29, 2015 by and between (i) Q BioMed Inc. (“Q Bio”) and (ii) Mannin Research Inc. (“Mannin”) (together, the “Parties”).

W I T N E S S E T H:

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meaning given to them in the License Agreement; and

WHEREAS, as each of the Parties agree that the amendment to the License Agreement contained in this Agreement is in its best interest;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

TERMS OF THE AGREEMENT

1.Section 2.3 shall be amended by deleting the last sentence therein and replace it with the following:

“If not exercised prior pursuant to this Agreement, this exclusive option will expire on October 29, 2021.

In exchange for the extended option period, Q Bio shall issue 100,000 shares of its common stock to Mannin within ten (10) days of the execution of the first amendment of this Agreement.”

2.The Parties agree that the shares referenced in Section 1 hereto shall be issued by April 5th 2019.

3.The Parties agree that this Agreement does not affect any other provision of the License Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement to the License Agreement as of date first written above.

Q BIOMED INC.

By:
	Name:	DENIS CORIN
	Title:	CEO

MANNIN RESEARCH INC. INC.

By:
Name:
Title: